CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of PMC-Sierra, Inc. pertaining to the 1994 Incentive Stock Plan for the registration of 500,000 shares of its common stock of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc. (formerly known as Sierra Semiconductor Corporation) in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP



San Jose, California
August 25, 1997